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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nucotec, Inc
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	94-3409645 (I.R.S. Employer Identification No.)
1080 S.E. 3rd Avenue, Ft. Lauderdale, FL (Address of principal executive offices)	33316 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-99443 (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, $0.001 par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        Incorporated herein by this reference is the description of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the caption "Description of Capital Stock," in the prospectus filed by Nucotec, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-99443 (the "Registration Statement"), and all amendments thereto.

Item 2. Exhibits.

        Incorporated herein by this reference from the Registration Statement.

3.1	Corporate Charter of Nucotec, Inc., dated October 8, 2001
3.2	Bylaws of Nucotec, Inc., dated October 8, 2001
5.0	Opinion of Oswald & Yap, a professional corporation
10.1	Plan of Reorganization and Acquisition, dated May 10, 2002
21.1	List of Subsidiaries of Nucotec, Inc.
23.1	Consent of Oswald & Yap, a professional corporation (included in its opinion set forth in Exhibit 5 hereto)
23.2	Consent of Stonefield Josephson, Inc.
25.1	Power of Attorney (see signature page of Registration Statement)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Nucotec, Inc.
Date	January 6, 2003
By	/s/ EARL T. SHANNON Earl T. Shannon, President, Director

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE